EXHIBIT 99.1

RISK FACTORS

The following information sets forth material risks and uncertainties that may affect our business, including our future financial and operational results. You should carefully consider the risks included in this Form 8-K, before making an investment decision. The risks and uncertainties described below are not the only ones we face. Additional risks not presently known to us or other factors not perceived by us to present material risks to our business at this time also may impair our business operations.

Unless the context suggests otherwise, references to “Feraheme” refer to both Feraheme® (the trade name for ferumoxytol in the U.S. and Canada) and RiensoTM (the trade name for ferumoxytol in the EU and Switzerland).

Risks Related to Our Products

We are primarily dependent on revenues from our two principal products.

We currently derive substantially all of our revenue from sales of Makena® (hydroxyprogesterone caproate injection) and Feraheme® (ferumoxytol) injection for intravenous (“IV”) use.  Although we may introduce additional products for commercialization to our product portfolio, we may be substantially dependent on sales of Makena and Feraheme for many years. Our financial condition will be materially adversely affected, we may have to restructure our current operations, and our business prospects will be limited if we experience any negative developments relating to Makena or Feraheme, including the following:

•                  Actual or perceived safety or efficacy issues;

•                  Restrictions on current or future labels;

•                  The introduction or greater acceptance of competing products, including generic products, products that may be prescribed off-label and products made by compounding pharmacies;

•                  Constraints on product pricing or price increases; and

•                  Changes in reimbursement policies or adverse regulatory or legislative developments.

In the U.S., if Makena or Feraheme face any safety or efficacy issues, including drug interaction problems, under the Federal Food, Drug and Cosmetic Act (the “FDC Act”), the U.S. Food and Drug Administration (the “FDA”) has broad authority to force us to take any number of actions, including, but not limited to the following:

•                  Requiring us to conduct post-approval clinical studies to assess known risks or signals of serious risks, or to identify unexpected serious risks;

•                  Mandating labeling changes to a product;

•                  Requiring us to implement a risk evaluation and mitigation strategy (“REMS”) where necessary to assure safe use of the drug; or

•                  Removing an already approved product from the market.

Similar laws and regulations exist in countries outside of the U.S.  In addition, actual or perceived safety or drug interaction problems could result in product recalls, restrictions on the product’s permissible uses, changes to the product label, a negative impact on regulatory applications (including supplemental new drug applications (“sNDAs”) and applications for variations to the marketing authorization), suspension, variation or withdrawal of the marketing authorization for the product, or withdrawal of the product from the U.S. and/or foreign markets.  Any such actions would adversely affect our results of operations.

The commercial success of our products depends upon the level of market adoption and continued use by physicians, hospitals, patients, and healthcare payers, including government payers, HMOs, managed care organizations, group purchasing organizations (“GPOs”) and specialty pharmacies. Our products might not be adopted if perceived to be no safer, less safe, no more effective, less effective, no more convenient, or less convenient than currently available products. In addition, the pricing and/or reimbursement rates and terms of our products may not be viewed as advantageous to potential prescribers and payers as the pricing and/or reimbursement rates and terms of other available products, including, in the case of Makena, compounded products. If our products do not achieve or maintain an adequate level of market adoption for any reason, our profitability and our future business prospects will be adversely impacted.

Competition in the pharmaceutical and biopharmaceutical industries, including from companies marketing generic products, is intense. If we fail to compete effectively, our business and market position will suffer.

The pharmaceutical and biopharmaceutical industries are intensely competitive and subject to rapid technological change. Many of our competitors for Feraheme are large, well-known pharmaceutical companies and may benefit from significantly greater financial, sales and marketing capabilities, greater technological or competitive advantages, and other resources. For Makena, most of our competition comes from pharmacies that compound a non-FDA approved version of Makena, which is sold at a much lower cost than Makena. Our existing or potential new competitors for Feraheme and Makena may develop products that are more widely accepted than ours and may receive patent protection that dominates, blocks or adversely affects our product development or business.

In addition, generic versions of Feraheme and Makena could enter the market through approval of abbreviated new drug applications (“ANDAs”) that use Feraheme or Makena as a reference listed drug, which would allow generic competitors to rely on Feraheme’s or Makena’s safety and efficacy trials instead of conducting their own studies. Further, there are no patents covering Makena.

For example, in December 2012, the FDA published a draft guidance containing product-specific bioequivalence recommendations for drug products containing ferumoxytol. The FDA generally publishes product-specific bioequivalence guidance after it has received an inquiry from a generic drug manufacturer about submitting an ANDA for the product in question; thus, it is possible that a generic drug manufacturer has approached the FDA requesting guidance about submitting an ANDA for ferumoxytol, the active ingredient in Feraheme, and that such an ANDA may be filed in the near future. The published bioequivalence guidance could encourage a generic entrant seeking a path to approval of a generic ferumoxytol to file an ANDA. As a result, we could face generic competition in the near-term or have to engage in extensive litigation with a generic competitor to protect our patent rights, either of which could adversely affect our business and results of operations. Companies that manufacture generic products typically invest far fewer resources in research and development and marketing efforts than the manufacturers or marketers of branded products and can therefore price their products significantly lower than those branded products already on the market. As a result, competition from generic IV iron products could limit our sales, which would have an adverse impact on our business and results of operations.

The introduction by our competitors of alternatives to Feraheme or Makena that would be, or are perceived to be, more efficacious, safer, less expensive, easier to administer, available for a broader patient population, or provide more favorable insurance coverage or reimbursement, could reduce our revenues and the value of our product development efforts. For more information on Feraheme and Makena specific competition risks, please see Risk Factors “Market acceptance of Feraheme may suffer as a result of the widespread use of competing iron replacement therapy products, including Injectafer®, and as a result of the approval of generic drug products in the near-term, which would have a material adverse effect on our operations and our profitability” and “Our ability to successfully commercialize Makena is dependent upon a number of factors, including maintaining the benefits of Makena’s orphan drug exclusivity and the length of time that we can prevent competitors from selling generic versions of Makena.”

The success of our products depends on our ability to maintain the proprietary nature of our technology.

We rely on a combination of patents, trademarks and copyrights in the conduct of our business. The patent positions of pharmaceutical and biopharmaceutical firms are generally uncertain and involve complex legal and factual questions. We may not be successful or timely in obtaining any patents for which we submit applications. The breadth of the claims obtained in our patents may not provide sufficient protection for our technology. The degree of protection afforded by patents for proprietary or licensed technologies or for future discoveries may not be adequate to preserve our ability to protect or commercially exploit those technologies or discoveries. The patents issued to us may provide us with little or no competitive advantage. In addition, there is a risk that others will independently develop or duplicate similar technology or products or circumvent the patents issued to us.

One of our U.S. Feraheme patents is subject to a patent term extension under U.S. patent law and FDA regulations and will expire in June 2023. Our other U.S. patents relating to Feraheme expire in 2020. These and any other patents issued to or acquired by us may be contested or invalidated. There has been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical and biotechnology industries. We may become a party to patent litigation and other proceedings, including interference and reexamination proceedings declared by the United States Patent and Trademark Office. There are no patents covering Makena and thus the successful commercialization of Makena is significantly reliant on our ability to take advantage of its orphan drug exclusivity, which risks are described in the Risk Factor “Our ability to successfully commercialize Makena is dependent upon a number of factors, including maintaining the benefits of Makena’s orphan drug exclusivity and the length of time that we can prevent competitors from selling generic versions of Makena.”

In addition, claims of infringement or violation of the proprietary rights of others may be asserted against us. If we are required to defend against such claims or to protect our own proprietary rights against others, it could result in substantial financial and business costs, including the distraction of our management. An adverse ruling in any litigation or administrative proceeding could result in monetary damages, injunctive relief or otherwise harm our competitive position, including by limiting our marketing and selling activities, increasing the risk for generic competition, limiting our development and commercialization activities or requiring us to obtain licenses to use the relevant technology (which licenses may not be available on commercially reasonable terms, if at all).

We also rely upon unpatented trade secrets and improvements, unpatented know-how and continuing technological innovation to develop and maintain our competitive position, which we seek to protect, in part, by confidentiality agreements with our corporate licensees, collaborators, contract manufacturers, employees and consultants. These agreements, however, may be breached. We may not have adequate remedies for any such breaches, and our trade secrets might otherwise become known or might be independently discovered by our competitors. In addition, we cannot be certain that others will not independently develop substantially equivalent or superseding proprietary technology, or that an equivalent product will not be marketed in competition with our products, thereby substantially reducing the value of our proprietary rights.

Further, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the U.S. and therefore our intellectual property rights may be subject to increased risk abroad, including opposition proceedings before the patent offices for other countries, such as the European Patent Office (the “EPO”) or similar adversarial proceedings, regarding intellectual property rights with respect to Rienso.

We may not be able to further expand our product portfolio by entering into additional business development transactions, such as in-licensing arrangements, acquisitions, or collaborations or, if such arrangements are entered into, we may not realize the anticipated benefits and they could disrupt our business, decrease our profitability, result in dilution to our stockholders or cause us to incur significant additional debt or expense.

As part of our business strategy to expand our product portfolio, we are seeking to in-license or acquire additional pharmaceutical products or companies that leverage our corporate infrastructure and commercial expertise, such as our recent acquisition of Lumara Health Inc. (“Lumara Health”). We have limited experience with respect to these business development activities and there can be no assurance that we will be able to identify or complete any additional transactions in a timely manner, on a cost-effective basis, or at all.

Further, the valuation methods that we use for any acquired product or business requires significant judgment and assumptions. Actual results and performance of the products or businesses that we may acquire, including anticipated synergies and other financial benefits, could differ significantly from our original assumptions, especially during the periods immediately following the closing of the transaction. In addition, acquisitions may cause significant changes to our current organization and operations, may subject us to more rigid or constraining regulations or government oversight and may have negative tax and accounting consequences. These results could have a negative impact on our financial position or results of operations and result in significant charges in future periods.

In addition, proposing, negotiating and implementing collaborations, in-licensing arrangements or acquisition agreements is a lengthy and complex process. Other companies, including those with substantially greater financial, marketing and sales resources, may compete with us for these arrangements, and we may not be able to enter into such arrangements on acceptable terms or at all. Further, any such strategic transactions by us could result in large and immediate write-offs or the incurrence of additional debt and contingent liabilities, each of which may contain restrictive covenants that could adversely impact or limit our ability to grow our business, enter into new agreements, and adversely affect our operating results. Management of a license arrangement, collaboration, or other strategic arrangement and/or integration of an acquired asset or company may also disrupt our ongoing business, require management resources that otherwise would be available for ongoing development of our existing business, including our commercialization of Feraheme and Makena.

In addition, our cash, cash equivalents and investments may not be sufficient to finance any additional strategic transactions, and we may choose to issue shares of our common or preferred stock as consideration, which would result in dilution to our stockholders. Alternatively, it may be necessary for us to raise additional funds through public or private financings, and such additional funds may not be available on terms that are favorable to us, if at all, and our stockholders may experience significant dilution. Our Term Loan Facility, which provided us with $340.0 million to finance our acquisition of Lumara Health (the “Term Loan Facility”) contains restrictions on our ability to acquire additional pharmaceutical products and companies, to enter into exclusive licensing arrangements, to incur additional indebtedness and will require us to use a portion of our free cash flow to repay indebtedness on an annual basis. These provisions may limit our ability to pursue attractive business development opportunities. If we are unable to successfully obtain rights to suitable products or if any acquisition or in-license arrangement we make is not successful, our business, financial condition and prospects for growth could suffer.

Further, even if we do acquire additional products or businesses, the integration of the operations of such acquired products or businesses requires significant efforts, including the coordination of information technologies, sales and marketing, operations, manufacturing, safety and pharmacovigilance, medical and finance. These efforts result in additional expenses and involve significant amounts of management’s time. In addition, we may have to rely on the other parties with whom we may enter into a future agreement to perform certain regulatory filings, oversee certain functions, such as pharmacovigilance or the manufacture of the product we license from them, and any failure of such party to perform these functions for any reason, including ceasing doing business, could have a material effect on our ability to commercialize the licensed product. Similarly, we are relying on the Makena commercial team and other key Lumara Health personnel to assist with the integration and operations of Lumara Health and the commercialization of Makena. We may not realize the anticipated benefits of Lumara Health or any future acquisition, license or collaboration, any of which involves numerous risks including those discussed above and the following:

•                 Entry into markets in which we have no or limited direct prior experience, such as markets where we compete with non-traditional drug manufacturers such as compounding pharmacies, and where competitors in such markets have stronger market positions;

•                 Our ability to train our sales force, and the ability of our sales force, to successfully incorporate new products into their call points, or to successfully integrate and leverage sales forces that we retain, such as the Makena commercial team;

•                 Additional legal, compliance and/or accounting risks associated with such acquisitions, including liabilities assumed as part of the acquisition, which may be unknown or contingent; and

•                 The introduction or wider acceptance of competitive products.

If we cannot successfully integrate the Lumara Health business, or other businesses or products we may acquire or in-license, into our company, we may experience material negative consequences to our business, financial condition or results of operations. We cannot be certain that, following any such acquisitions or in-licenses, including Lumara Health, we will achieve the expected synergies and other benefits that justify the purchase price of such transaction.

We are completely dependent on third parties to manufacture our commercial products and any difficulties, disruptions or delays, or the need to find alternative sources, could adversely affect our profitability and future business prospects.

We do not currently own or operate, and currently do not plan to own or operate, facilities for the manufacture of our products, and we do not plan to own or operate facilities for the manufacture of any commercial products we may acquire or in-license. We currently rely solely on third-party contract manufacturers to manufacture Feraheme and Makena for our commercial and clinical use. We do not currently have an alternative manufacturer for our Feraheme drug substance and finished drug product nor do we have an alternative manufacturer for Makena drug substance or drug product and we may not be able to enter into agreements with second source manufacturers whose facilities and procedures comply with current good manufacturing practices (“cGMP”) regulations and other regulatory requirements on a timely basis and with terms that are favorable to us, if at all.

Our ability to have our products manufactured in sufficient quantities and at acceptable costs to meet our commercial demand and clinical development needs is dependent on the uninterrupted and efficient operation of our third-party contract manufacturing facilities. Any difficulties, disruptions or delays in the manufacturing process could result in product defects or shipment delays, suspension of manufacturing or sale of the product, recall or withdrawal of product previously shipped for commercial or clinical purposes, inventory write-offs or the inability to meet commercial demand in a timely and cost-effective manner. Furthermore, our current third-party manufacturers do not manufacture for us exclusively and may exhaust some or all of their resources meeting the demand of other customers. In addition, securing additional third-party contract manufacturers for Feraheme or Makena will require significant time for transitioning the necessary manufacturing processes, gaining regulatory approval, and for having the appropriate oversight and may increase the risk of certain problems, including cost overruns, process reproducibility, stability issues, the inability to deliver required quantities of product that conform to specifications in a timely manner, or the inability to manufacture Feraheme or Makena in accordance with cGMP.

Further, we and our third-party manufacturers currently purchase certain raw and other materials used to manufacture Feraheme and Makena from third-party suppliers and at present do not have long-term supply contracts with most of these third parties. These third-party suppliers may cease to produce the raw or other materials used in Feraheme and Makena or otherwise fail to supply these materials to us or our third-party manufacturers or fail to supply sufficient quantities of these materials to us or our third-party manufacturers in a timely manner for a number of reasons, including but not limited to the following:

•                  Unexpected demand for or shortage of raw or other materials;

•                  Adverse financial developments at or affecting the supplier;

•                  Regulatory requirements or action;

•                  An inability to provide timely scheduling and/or sufficient capacity;

•                  Manufacturing difficulties;

•                  Changes to the specifications of the raw materials such that they no longer meet our standards;

•                  Lack of sufficient quantities or profit on the production of raw materials to interest suppliers;

•                  Labor disputes or shortages; or

•                  Import or export problems.

Any other interruption in our third-party supply chain could adversely affect our ability to satisfy commercial demand and our clinical development needs for Feraheme. In addition, there is only one FDA-approved supplier of the drug substance for Makena and, currently, we do not have a long-term supply agreement with that supplier. The supplier of drug substance may determine that it is not financially attractive for them to continue to supply drug substance for Makena at current prices, or at all, based on our expected purchasing volumes. The qualification of an alternative source may require repeated testing of the new materials and generate greater expenses to us if materials that we test do not perform in an acceptable manner. In addition, we or our third-party manufacturers sometimes obtain raw or other materials from one vendor only, even where multiple sources are available, to maintain quality control and enhance working relationships with suppliers, which could make us susceptible to price inflation by the sole supplier, thereby increasing our production costs. As a result of the high-quality standards imposed on our raw or other materials, we or our third-party manufacturers may not be able to obtain such materials of the quality required to manufacture Feraheme or Makena from an alternative source on commercially reasonable terms, or in a timely manner, if at all.

If we are unable to have Feraheme or Makena manufactured on a timely or sufficient basis because of the factors discussed above, we may not be able to meet commercial demand or our clinical development needs for Feraheme or Makena, or may not be able to manufacture Makena or Feraheme in a cost-effective manner. As a result, we may lose sales, fail to generate increased revenues, or suffer regulatory setbacks, any of which could have an adverse impact on our profitability and future business prospects.

We rely on third parties in the conduct of our business, including our clinical trials and product distribution, and if they fail to fulfill their obligations, our commercialization and development plans may be adversely affected.

We rely on and intend to continue to rely on third parties, including clinical research organizations (“CROs”), third-party logistics providers, packaging, storage and labeling providers, wholesale distributors and certain other important vendors and consultants in the conduct of our business. In addition, we have contracted and plan to continue to contract with certain third parties to provide certain services, including site selection, enrollment, monitoring, data management and other services, in connection with the conduct of our clinical trials and the preparation and filing of our regulatory applications. We have limited experience conducting clinical trials outside the U.S., and, therefore, we are also largely relying on third parties such as CROs to manage, monitor and carry out these clinical trials. Although we depend heavily on these parties, we do not control them and, therefore, we cannot be assured that these third parties will adequately and timely perform all of their contractual obligations to us. If our third-party service providers cannot adequately fulfill their obligations to us in a timely and satisfactory manner, if the quality and accuracy of our clinical trial data or our regulatory submissions are compromised due to poor quality or failure to adhere to our protocols or regulatory requirements or if such third parties otherwise fail to adequately discharge their responsibilities or meet deadlines, our current and future development plans and regulatory submissions, or our commercialization efforts in current indications, may be delayed, terminated, limited or subject to additional expense, which would adversely impact our ability to generate revenues.

Further, in most cases, we do not currently have back-up suppliers or service providers to perform these tasks. If any of these third parties experience significant difficulties in their respective processes, fail to maintain compliance with applicable legal or regulatory requirements, fail to meet expected deadlines or otherwise do not carry out their contractual duties to us, or encounter physical or natural damages at their facilities, our ability to deliver our products to meet commercial demand could be significantly impaired. The loss of any of our third-party providers, together with a delay or inability to secure an alternate distribution source for end-users in a timely manner, could cause the distribution of our products to be delayed or interrupted, which would have an adverse effect on our business, financial condition and results of operations.

Additionally, we have limited experience independently commercializing multiple pharmaceutical products, including managing and maintaining a supply chain and distribution network for multiple products, and we are placing substantial reliance on third parties to perform this expanded network of product supply chain and distribution services for us.  Any failure on our part to effectively execute on our multi-product commercial plans or to effectively manage our supply chain and distribution network would have an adverse impact on our business.

We depend, to a significant degree, on the availability and extent of reimbursement from third-party payers for the use of our products, and a reduction in the availability or extent of reimbursement could adversely affect our sales revenues and results of operations.

Our ability to successfully commercialize our products is dependent, in significant part, on the availability and extent of reimbursement to end-users from third-party payers for the use of our products, including governmental payers, HMOs, managed care organizations and private health insurers. Reimbursement by third-party payers depends on a number of factors, including the third-party’s determination that the product is competitively priced, safe and effective, appropriate for the specific patient, and cost-effective. Third-party payers are increasingly challenging the prices charged for pharmaceutical products and have instituted and continue to institute cost containment measures to control or significantly influence the purchase of pharmaceutical products, such as through the use of prior authorizations and step therapy. If these entities do not provide coverage and reimbursement for our products or provide an insufficient level of coverage and reimbursement, physicians and other healthcare providers may choose to use alternative products, which would have an adverse effect on our ability to generate revenues.

In addition, U.S. and many foreign governments continue to propose and pass legislation designed to reduce the cost of healthcare for patients.  The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Healthcare Reform Act”) includes certain cost containment measures including an increase to the minimum rebates for products covered by Medicaid programs, the extension of such rebates to drugs dispensed to Medicaid beneficiaries enrolled in Medicaid managed care organizations and the expansion of the 340B Drug Discount Program under the Public Health Service Act. In addition, federal budgetary concerns could result in the implementation of significant federal spending cuts, including cuts in Medicare and other health related spending in the near-term. The magnitude of the impact of these laws on our business is uncertain. Further, in recent years, some states have also passed legislation to control the prices of drugs as well as begun a move toward managed care to relieve some of their Medicaid cost burden. Given that almost half of Makena patients are Medicaid beneficiaries, the impact of future legislative changes may have a significant and adverse impact on Makena sales.  Further, while Medicare is the predominant payer for Feraheme, Medicare payment policy, in time, can also influence pricing and reimbursement in the non-Medicare markets, as private third-party payers and state Medicaid plans frequently adopt Medicare principles in setting reimbursement methodologies. These and any future changes in government regulation or private third-

party payers’ reimbursement policies may reduce the extent of reimbursement for our products and adversely affect our future operating results.

Risks Related to Makena

Our ability to successfully commercialize Makena is dependent upon a number of factors, including maintaining the benefits of Makena’s orphan drug exclusivity and the length of time that we can prevent competitors from selling generic versions of Makena.

Makena has been granted orphan drug exclusivity in the U.S. until February 3, 2018 for prevention of recurrent preterm birth in singleton pregnancies. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a drug intended to treat a rare disease or condition, defined, in part, as a patient population of fewer than 200,000 in the U.S. In the U.S., the company that first obtains FDA approval for a designated orphan drug for the specified rare disease or condition receives orphan drug marketing exclusivity for that drug for a period of seven years. This orphan drug exclusivity prevents the FDA from approving another application for the “same drug” for the same orphan indication during the exclusivity period, except in very limited circumstances. In addition, orphan drug exclusivity marketing rights in the U.S. may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition. Finally, FDA may approve a subsequent drug that is the same as a currently approved orphan drug for the same orphan indication during the exclusivity period if the sponsor of the subsequent drug can demonstrate that the drug is clinically superior to the already approved drug. According to the FDA, clinical superiority may be demonstrated by showing that a drug is significantly more effective in a clinical trial, safer in a substantial portion of the target population, or provides a major contribution to patient care relative to the currently approved drug.

Additionally, in 1956, the FDA approved the drug Delalutin, which contained the same active ingredient as Makena. Delalutin was approved for conditions other than reducing the risk of preterm birth and was marketed by Bristol-Myers Squibb (“BMS”). BMS stopped marketing and manufacturing the FDA-approved product and it was withdrawn from the market in 1999. In 2010, in response to a citizen petition, the FDA determined that Delalutin was not withdrawn from sale for reasons of safety or effectiveness. As such, generic drug applications may reference the withdrawn Delalutin New Drug Application (“NDA”). Thus, before the expiration of Makena’s orphan exclusivity, the FDA could determine that it has the authority to approve ANDAs that reference Delalutin so long as the ANDAs meet all relevant legal and regulatory requirements for approval and are labeled for the same indications as Delalutin. If such an approval is granted, doctors may elect to prescribe such approved drug off-label (i.e., outside of FDA-approved indications) for Makena’s orphan-protected indication, which could have an adverse impact on our business and results of operations.

Moreover, if one or more ANDA filers or a generic manufacturer were to receive approval to sell a generic or follow-on version of Makena for the orphan indication, those generic products could potentially be approved as early as February 3, 2018 (the date on which Makena’s orphan exclusivity ends) and we would become subject to increased competition at that time.

Further, our ability to successfully commercialize Makena depends on a number of additional factors, including but not limited to the following:

•                  The possibility that the benefit of the remaining exclusivity period resulting from the designation of Makena as an orphan drug may not be realized as a result of off-label use by physicians of current or future FDA-approved drugs in the market where Makena competes;

•                  The level of enforcement by the FDA to ensure compounded copies of commercially available FDA-approved products manufactured by compounding pharmacies, including compounded copies of hydroxyprogesterone caproate (“HPC”), the active ingredient in Makena, that are in violation of the federal Drug Quality and Security Act (“DQSA”), as well as other relevant provisions of the FDCA, are not distributed to patients;

•                  The size of the pool of patients who may be eligible to receive Makena;

•                  Actual or perceived safety and efficacy of Makena;

•                  Our ability to increase patient compliance in line with the current label;

•                  The successful integration and retention of the Makena commercial sales team and any other key employees into our business structure; and

•                  Our ability to successfully leverage Lumara Health’s commercial organizations and distribution networks in marketing, selling and supplying Makena.

Failure to achieve any or all of these commercial objectives could have an adverse material effect on the growth of Makena and our ability to achieve our revenue forecasts which could impact our financial condition or results of operations.

We have no experience facing competition from compounded products and if we are unsuccessful in differentiating Makena from compounded HPC products, sales of Makena, and thus our profitability, could be materially adversely affected.

We are aware that formulations of HPC have been available from compounding pharmacies for many years (which compounded formulations of HPC we refer to as “c17P”) and will likely remain available even though Makena has been granted orphan drug exclusivity until February 3, 2018, and we have no prior experience with facing such competition. In March 2011, the FDA communicated to Lumara Health and also separately issued a press release that, in order to ensure continued access for patients, the FDA intended to refrain from taking enforcement action with respect to compounding pharmacies producing c17P in response to individual prescriptions for individual patients. The FDA’s statement had an adverse effect on Lumara Health’s ability to realize the benefit of orphan drug exclusivity and its ability to grow sales of Makena following the launch of the product in March 2011. The failure by the FDA to take enforcement action against compounding pharmacies resulted in substantial sales of compounded copies of Makena and the effective loss of the value of marketing exclusivity for the affected period of time. In June 2012, the FDA recommended using an FDA-approved drug product, such as Makena, instead of a compounded drug except when there is a specific medical need (e.g., an allergy) that cannot be met by the approved drug.  In July 2014, the FDA issued another public statement affirming the position it took in its June 2012 press release recommending use of FDA-approved Makena except when there is a specific need for a compounded drug.  The FDA also stated that when it identifies a pharmacist that compounds regularly or in inordinate amounts of any drug products that are essentially copies of Makena, the FDA intends to take enforcement action as it deems appropriate.  Despite recent negative publicity regarding compounding pharmacies, including the 2012 meningitis outbreak involving compounded drugs, the November 2013 enactment of the DQSA and recent enforcement actions against compounders violating the FDCA, Makena may continue to face competition from c17P, especially in light of the long-standing availability of such compounded products, their lower cost and the criticism Lumara Health received in the past in connection with the pricing of Makena, as discussed below. Further, if any safety or efficacy concerns arise with respect to the c17P products, it may negatively impact sales of

Makena if healthcare providers and patients do not distinguish between the compounded product and the FDA-approved Makena.

We may not be successful in implementing Makena’s lifecycle management program, which could have a negative impact on our business.

In October 2014, we filed a prior approval supplement to the original Makena NDA seeking approval of a 1 mL preservative-free vial of Makena (the “Single Dose Vial”) and we expect to expand Makena’s formulations and drug delivery technologies as part of the product’s lifecycle management program. The lifecycle management program for Makena is an important strategy for our maternal health business, especially in light of the expiration of Makena’s orphan drug exclusivity in February 2018. We have limited experience in the development of alternative formulations for Makena and in developing and implementing lifecycle management programs. We can make no assurance that our prior approval supplement for the Single Dose Vial will be approved on the expected timeline, or at all, or that our other lifecycle management activities will be successful in supporting our maternal health business. Further, the Single Dose Vial will not, and future activities may not, extend or grant exclusivity or provide patent protection, which will likely increase competition. If we are not successful in implementing Makena’s lifecycle management program, or if such activities cannot be completed on anticipated timelines, our business will suffer.

The commercial success and growth prospects for Makena will be dependent upon perceptions related to pricing and access.

Lumara Health was criticized for the initial list pricing of Makena in numerous news articles and internet postings following the FDA’s February 2011 approval of Makena for the prevention of recurrent preterm birth in certain at-risk women. Although the list price of Makena was subsequently reduced in March 2011, Makena is still priced at a premium to c17P, which has negatively impacted coverage of Makena by some state Medicaid programs and by certain commercial payers. Although we are undertaking efforts to educate physicians and patients about progress made toward expanding coverage of Makena and about the benefits of FDA-approved Makena, certain doctors continue to prescribe non-FDA approved purported substitute products made by pharmaceutical compounders in lieu of prescribing Makena.  In addition, efforts to appropriately respond to future concerns about pricing and access raised by media, professional societies, advocacy groups, policymakers or regulatory agencies regarding patient access to Makena are costly and may not be successful. If we are unable to increase usage of Makena by physicians and strengthen relationships with professional societies, advocacy groups, policymakers and regulatory agencies, some of whom have been previously critical of Lumara Health, our sales of Makena may suffer, which would have a materially adverse impact on revenues and our results of operations.

The FDA has required post-marketing studies to verify and describe the clinical benefit of Makena, and the FDA may limit further marketing of the product based on the results of these post-marketing studies, failure to complete these trials in a timely manner or evidence of safety risks or lack of effectiveness.

Makena was approved by the FDA in February 2011 under the provisions of the FDA’s “Subpart H” Accelerated Approval regulations. The Subpart H regulations allow certain drugs, for serious or life-threatening conditions, to be approved on the basis of surrogate endpoints or clinical endpoints other than survival or irreversible morbidity. As a condition of approval under Subpart H, the FDA required that Makena’s sponsor perform certain adequate and well-controlled post-marketing clinical studies to verify and describe the clinical benefit of Makena as well as fulfill certain other post-marketing commitments. Given the patient population (i.e., women pregnant who are at an increased high risk for recurrent preterm delivery) and the informed risk of receiving a placebo instead of the active FDA approved drug in the U.S., the pool of prospective subjects for such clinical trials in the U.S. is small, and we have therefore sought enrollment on a global scale. These factors make the enrollment process slow, difficult, time-consuming and costly.  If the required post-marketing studies fail to verify the clinical benefit of the drug, if a sufficient number of participants cannot be enrolled, or if the applicant fails to perform the required post-marketing studies with due diligence, the FDA has the authority to withdraw approval of the drug following a hearing conducted under the FDA’s regulations, which would have a materially adverse impact on our business. We cannot be certain of the results of the confirmatory clinical studies or what action the FDA may take if the results of those studies are not as expected based on clinical data that FDA has already reviewed or if such studies are not completed in a timely manner.

Risks Related to Feraheme

The market for Feraheme is limited because Feraheme is only indicated for the treatment of IDA in adult patients with CKD. Significant safety or drug interaction problems, or the evaluation or reevaluation of existing or future data by the FDA or other regulators, could have an adverse impact on Feraheme in this indication, which would adversely impact our future business prospects.

The market for Feraheme is limited because Feraheme is only indicated for the treatment of iron deficiency anemia (“IDA”) in adult patients with chronic kidney disease (“CKD”). Although we intend to continue to dedicate significant resources to the commercialization of Feraheme, it may never receive approval for a broader indication and we may not be successful in our efforts to continue to successfully commercialize Feraheme in its current market, which would have a materially adverse effect on our results of operations and future business prospects.

Sales in the current indication may be limited or may decrease if label changes require us to provide additional warnings and/or restrictions related to Feraheme’s current or future indications or impose limitations or changes to the method of administering the drug, thereby giving rise to increased competitive pressures if Feraheme is viewed as less safe than other iron products. Significant safety or drug interaction problems with respect to Feraheme, including an increase in the severity or frequency of known adverse events or the discovery of previously unknown adverse events, or the evaluation or reevaluation of data, including pharmacovigilance data, by the FDA, the European Medicine’s Agency (“EMA”), the competent authorities of the European Union (“EU”) Member States or other regulators, could result in lawsuits and increased regulatory scrutiny or a variety of adverse regulatory actions, including changes to the product label, the implementation of a REMS or any other enforcement actions. For example, the Committee for Medicinal Products for Human Use (“CHMP”) recently issued opinions that, among other measures, Rienso be administered to patients by infusion over at least 15 minutes (replacing injection), that it be contraindicated in patients with any known history of drug allergy, that the label caution that elderly patients or patients with multiple co-morbidities who experience a serious hypersensitivity reaction due to Rienso may have more severe outcomes, and that related variations to the Summary of Product Characteristics (“SmPC”) be implemented. Similarly, in June 2014, we proposed changes to FDA related to our current U.S. label of Feraheme based on a review of global post-marketing data to strengthen the warnings and precautions section of the label and mitigate the risk of serious hypersensitivity reactions, including anaphylaxis, in order to enhance patient safety. After considering our June 2014 submission and other information, in January 2015, the FDA notified us that it believes new safety information should be included in the labeling for Feraheme, including, among other things, a boxed warning to highlight the risks of serious hypersensitivity/anaphylaxis reactions and revisions that Feraheme should only be administered through an IV infusion (i.e., not by IV injection) and should be contraindicated for patients with any known history of drug allergy. We plan to work with the FDA to finalize an updated U.S. Feraheme label. These or any future changes to the label/package could adversely impact our ability to successfully compete in the IV iron market and could have an adverse impact on potential sales of Feraheme and our future business prospects.

In addition, regulators may require us to conduct additional post-approval clinical trials or undertake other activities in order to maintain Feraheme’s current indication. For example, the CHMP recommended that amendments be made to the Risk Management Plan including a Post Authorization Safety Study to be conducted to further characterize the risk of hypersensitivity with Rienso in patients with CKD and a non-clinical mechanistic study of hypersensitivity reactions.  Pursuit of these or other studies are time-consuming and costly and the resulting data might not be as desired or expected, which could further limit the market for Feraheme.

Non-compliance with any recommendations or requirements from regulators could result in product recalls, restrictions on the product’s permissible uses, changes to the product label, a negative impact on regulatory applications, suspension, variation or withdrawal of the marketing authorization for the product, or withdrawal of the product from the U.S. and/or foreign markets. Our business could be adversely affected if any such results occur.

Moreover, new safety or drug interaction issues may arise as Feraheme is used over longer periods of time by a wider group of patients, some of whom may be taking other medicines or have additional underlying health problems, which may require us to, among other things, provide additional warnings and/or restrictions on the label/package insert, including a boxed warning in the U.S. or similar warnings outside of the U.S., notify healthcare providers of new safety information, narrow our approved indications, change the rate or method of administration, alter or terminate current or future trials for additional uses of Feraheme, or even remove Feraheme from the market, any of which could have a significant adverse impact on potential sales of Feraheme or require us to expend significant additional funds. In the EU, Rienso is subject to additional monitoring by the EMA and the competent authorities of the EU Member States. In addition, if and as we conduct and complete other clinical trials for Feraheme, new safety issues may be identified, which could negatively impact our ability to successfully complete these studies and which could also negatively impact the use and/or regulatory status of Feraheme for the treatment of IDA in patients with CKD.

We may never receive regulatory approval to market and sell Feraheme to the broader IDA patient population.

In January 2014, we received a complete response letter from the FDA informing us that our sNDA for the broad IDA indication could not be approved in its present form. In the letter, the FDA stated that we have not provided sufficient information to permit labeling of Feraheme for safe and effective use for the proposed indication. This decision by the FDA represents a significant set-back in our efforts to obtain U.S. approval for Feraheme for a broader indication as the issues raised and information requested by the FDA may be costly and time-consuming to address and generate. Further, there is no guarantee that any efforts that we decide to undertake will meet the FDA’s requirements, and we may not receive approval at all for Feraheme in a broader indication despite such efforts.

Although we are continuing to work with the FDA, we may decide not to pursue regulatory approval for the broader indication. If we continue to pursue approval in the U.S. for the commercial marketing and sale of Feraheme for the broad IDA indication, we will have to demonstrate, through the submission of clinical study reports and data sets from one or more controlled clinical trials, that the benefit of Feraheme use in the proposed population would warrant the risks associated with Feraheme, including the potential for adverse events, including anaphylaxis, cardiovascular events, and death. The FDA has substantial discretion in the approval process and may decide that the results of any such additional trials and the information we submit seeking approval in the broader patient population or other information reviewed, such as post-marketing safety data, including reports of serious anaphylaxis, cardiovascular events, and death, or any information we provide in response to FDA requests, are insufficient for approval or that Feraheme is not effective or safe for the proposed broader indication. We have submitted proposed protocols for a clinical study to the FDA for potential pursuit of the broader indication and are awaiting the FDA’s feedback. There is no guarantee that the FDA will support any protocols we propose or determine that the results of any clinical trials we undertake of Feraheme for the treatment of IDA in adult patients who have failed or could not tolerate oral iron will adequately support approval of Feraheme in this broader patient population, or any of the individual subpopulations of IDA patients. Approval of Feraheme for the treatment of IDA in a broad range of patients could have benefits for other products, as we expect that the current Lumara Health sales force call points would be able to facilitate entry into the women’s health physician specialty if the broader indication for Feraheme is sought and received.

If we do not obtain U.S. approval to market and sell Feraheme for the treatment of IDA in a broad range of patients, or if we experience additional significant delays or setbacks in obtaining approval, or if we receive approval with significant restrictions, or are required to incur significant costs as post-marketing commitments, our cash position, our ability to increase revenues, our ability to leverage our product portfolio, our profitability, and the future prospects of our business could be materially adversely affected.

Efforts to pursue a broader indication could also have a negative impact on the commercialization of Feraheme in its current indication if information submitted for purposes of the broader indication and any reevaluation of existing data, such as reports of serious anaphylaxis, cardiovascular events, and death, results in requirements to provide additional warnings and/or restrictions on our Feraheme label/package insert, change the rate or method of administration of Feraheme, notify healthcare providers of changes to the label/package insert, narrow the current indication, alter or terminate current or future trials for Feraheme or incur significant costs related to post-marketing requirements/commitments. Such adverse developments could put us at a disadvantage to our competitors and cause healthcare providers to choose to treat all of their IDA patients with competing IV irons based on the actual or perceived safety and efficacy of Feraheme in light of such activities.

Market acceptance of Feraheme may suffer as a result of the widespread use of competing iron replacement therapy products, including Injectafer®, and as a result of the approval of generic drug products in the near-term, which would have a material adverse effect on our operations and our profitability.

Market acceptance of Feraheme may suffer as a result of competing iron replacement therapy products, in part because most of these products have been on the market longer and are currently widely used by physicians in the U.S. and abroad, and because certain of these products are approved for the treatment of IDA in a broader group of patients. For example, in July 2013, Injectafer® was approved by the FDA for the treatment of IDA in adult patients who have an unsatisfactory response to oral iron or who have intolerance to oral iron, which is a broader indication than our current Feraheme indication. Injectafer® is approved in the U.S. with a recommended dose of two slow injections or infusions of 750 milligrams each separated by at least seven days apart for a total of 1,500 milligrams. Given potential label changes in the U.S. and the EU, which would provide that Feraheme be administered to patients by infusion over at least 15 minutes (replacing injection), Feraheme could lose a competitive advantage to Injectafer® and other IV irons in the U.S. and abroad.  Further, we may not be able to offer discounts, incentives or rebates to new or existing customers on terms as appealing as Injectafer® or other IV irons. Even if we continue to seek and eventually obtain labeling of Feraheme in a broader population, Injectafer® will have already been available for a considerable period of time. During this period, physicians may continue to increase their use of Injectafer®, new physicians may begin to use Injectafer®, and physicians will gain increased familiarity with the product, making it more difficult for us to cause these physicians to use Feraheme in the future. In addition, manufacturers of Injectafer® may enter into commercial contracts with key customers or GPOs during this period, which could prevent or make it more difficult for Feraheme to retain its existing customers, gain sales to new customers and gain market share in its existing indication with customers or GPOs, and may make entry into the non-CKD market difficult if we were to continue to seek and receive approval for the broader patient population in the future. We face similar challenges outside of the U.S., where our recent SmPC and label changes in the EU and Canada could cause Feraheme to lose market share to competitors such as FerinjectTM (the trade name of Injectafer® in the EU), causing Feraheme to be commercially unviable for us outside of the U.S.  If we are not able to differentiate Feraheme from other marketed IV iron products, including Injectafer®, or convince physicians and other customers of Feraheme’s safe and effective use, our ability to maintain a premium price, our ability to generate revenues and maintain profitability, our ability to continue to support commercialization outside the U.S., and our long-term business prospects could be adversely affected.

Feraheme’s ability to maintain its current market share, or gain wider market acceptance in the future, depends on a number of other factors, including but not limited to the following:

•                  Our ability to demonstrate to healthcare providers, particularly hematologists, oncologists, hospitals, nephrologists, and others who may purchase or prescribe Feraheme, the clinical efficacy and safety of Feraheme as an alternative to currently marketed IV iron products which treat IDA in CKD patients;

•                  Our ability to convince physicians and other healthcare providers to use IV iron, and Feraheme in particular, rather than oral iron, which is the current treatment of choice of most physicians for treating IDA in CKD patients;

•                  The actual or perceived safety and efficacy profile of Feraheme as compared to alternative iron replacement therapeutic agents;

•                  The relative price and level of reimbursement for Feraheme from payers, including government payers, such as Medicare and Medicaid, and private payers as compared to the price and level of reimbursement for alternative IV iron products;

•                  The actual or perceived convenience and ease of administration of Feraheme as compared to alternative iron replacement therapeutic agents, including iron administered orally, in light of recent or potential changes to the methods of administration;

•                  Our ability to execute on our contracting strategy and offer competitive discounts, rebates and other incentives, which can result in increasing the rebates we are required to pay under the Medicaid Drug Rebate program and the discounts we are required to offer under the 340B drug pricing program;

•                  Current and future limitations on the approved indications and patient populations for Feraheme;

•                  The introduction of generic versions of ferumoxytol, which may occur in the near-term given the FDA’s December 2012 draft guidance containing product-specific bioequivalence recommendations for drug products containing ferumoxytol; and

•                  The effectiveness of our commercial organization and distribution networks in marketing, selling and supplying Feraheme.

The key component of our U.S. commercialization strategy for Feraheme is to market and sell Feraheme for use in non-dialysis adult CKD patients. The current U.S. non-dialysis CKD market is comprised primarily of three sites of care where a substantial number of CKD patients are treated: hospitals, hematology and oncology centers, and nephrology clinics.  Competition in these practices is intense and competitors such as Injectafer® are gaining market share, particularly in hematology practices.  IV iron therapeutic products are not currently widely used by certain physicians who treat non-dialysis CKD patients in the U.S., particularly nephrologists, due to safety concerns and the inconvenience and often impracticability of administering IV iron therapeutic products in their offices. It is often difficult to change physicians’ existing treatment paradigms even when supportive clinical data are available. In addition, our ability to effectively market and sell Feraheme in the U.S. hospital market depends in part upon our ability to achieve acceptance of Feraheme onto hospital formularies. Since many hospitals and hematology, oncology and nephrology practices are members of GPOs, which leverage the purchasing power of a group of entities to obtain discounts based on the collective bargaining power of the group, our ability to attract customers in these sites of care also depends in part on our ability to effectively promote Feraheme to and enter into pricing agreements with GPOs. The GPOs can also offer opportunities for competitors to Feraheme that provide the ability to quickly gain market share by offering a more attractive price or contracts and incentives that encourage the members of the GPO to use or switch to the competing product. If we are not successful in capturing a significant share of the U.S. non-dialysis CKD market or if we are not successful in securing and maintaining formulary coverage for Feraheme, or if we cannot maintain strong relationships and offer competitive contracts to key customers and GPOs, our profitability as well as our long-term business prospects could be adversely affected.

We derive a substantial amount of our Feraheme revenue from a limited number of customers and the loss of one or more of these customers, a change in their fee structure, or a decline in revenue from one or more of these customers could have an adverse impact on our results of operations and financial condition.

In the U.S., we sell Feraheme primarily to wholesalers and specialty distributors and therefore a significant portion of our revenues is generated by a small number of customers.  The loss of any of our customers, including if a customer views Feraheme as having a higher risk profile as compared to other IV iron products, especially in light of recent regulatory developments, could have a materially adverse impact on our results of operations. Four customers accounted for 81% of our total revenues during the year ended December 31, 2014, and two customers accounted for 57% of our accounts receivable balance as of December 31, 2014. We pay these wholesalers and specialty distributors a fee for the services that they provide to us. Because our business is concentrated with such a small number of wholesalers and specialty distributors, we could be forced to accept increases in their fees in order to maintain the current distribution networks through which Feraheme is sold. Any increase in fees could have a negative impact on our current and future sales of Feraheme in the U.S. and could have a negative impact on the reimbursement rate an individual physician, hospital or clinic would realize upon using Feraheme.

In addition, a significant portion of our U.S. Feraheme sales are generated through a small number of contracts with GPOs. For example, approximately 26% of our end-user demand during the year ended December 31, 2014 was generated by members of a single GPO with which we have contracted. As a result of the significant percentage of our end-user demand being generated by a single GPO, we may be at a disadvantage in future contract or price negotiations with such GPO and that GPO may be able to influence the demand for Feraheme from its members in a particular quarter through communications they make to their customers. In addition, competitors of Feraheme may be able to quickly gain market share if they are able to offer GPOs a more attractive price or contracts and incentives that encourage the members of the GPO to use or switch to the competing product, especially if such competing drug can be administered to a broader patient population. The loss of some or all of this demand to a competitor, a material reduction in sales volume, or a significant adverse change in our relationship with any of our key wholesalers, distributors or GPOs could have a material adverse effect on our revenue and results of operations.

We have no experience commercializing Feraheme outside of the U.S. and we may be unable to undertake such efforts or find a collaboration partner to undertake such efforts, and we may be unsuccessful even if such efforts are undertaken.

Historically, Takeda had commercialized Feraheme in the EU, Canada and Switzerland (where it is marketed as Feraheme and Rienso outside of the US and Canada), but we have agreed to terminate our license arrangement with Takeda and are in the process of transitioning the product rights back to AMAG, including the marketing authorizations for the EU and Canada. Sales of Feraheme outside of the U.S. do not and are not expected to materially contribute to our revenues even after we regain worldwide rights. For example, net sales of Rienso by Takeda in EU were less than $0.5 million in 2014 and, following the withdrawal of the Type II Variation seeking the broad IDA label in EU, we are evaluating the commercial value and viability of the current CKD label in the EU, against the cost of continuing to maintain the product on the market, and are considering withdrawal of the product in the EU.  In Canada, we have ongoing interactions with Health Canada which involve the broader IDA indication and potential changes to our existing CKD label, we are proceeding with marketing authorization transfer activities from Takeda to AMAG, and are beginning to assess interest from potential licensing or distribution partners so as to evaluate the commercial value of Feraheme in Canada.  In order to continue commercialization efforts, we would also have to assume the full cost of any post-marketing obligations required by the ex-US regulatory authorities, both currently and in the future, some of which might have been Takeda’s responsibility under a cost-sharing arrangement.  Based on the immaterial level of revenues in combination with the costs to commercialize Rienso in the EU and Feraheme in Canada, we may decide not to pursue commercialization activities outside of the U.S., which could impact sales in the U.S. if patients or health-care providers in the U.S. perceive withdrawal from other markets as being the result of safety or efficacy, rather than commercial, reasons.

If we do pursue commercialization efforts outside of the U.S., we may not have the resources, or be able to find a suitable collaboration partner, to undertake such activities on our behalf.  If we choose to continue to commercialize Feraheme outside of the U.S. ourselves, building the internal infrastructure would be costly and time-consuming, and may be distracting to management, and we may not be successful in our efforts. Our ability to commercialize Feraheme outside of the U.S. is also dependent upon the successful transition of the product and related materials back to us, including the transfer of the marketing authorizations to AMAG for the EU and Canada, and we are relying on Takeda to perform certain services and make certain payments for our benefit in connection with such transition. If Takeda, for any reason, fails to provide such transition services or does not make the expected payments, our ability to commercialize Feraheme outside of the U.S. will be significantly handicapped. In addition, and in light of the termination of the Takeda licensing arrangement, recent or future changes to Feraheme’s product label or product insert, our withdrawal of the Type II Variation and the fact that Rienso is approved for a narrower patient population than many of its competitors in the EU, could negatively impact the product’s commercial potential outside of the U.S., and may lead us to withdraw the product or marketing authorization in certain countries because it is not commercially viable. If we are not successful in commercializing or partnering, or choose not to commercialize, Feraheme outside of the U.S., our business may suffer, especially if we expend significant time and money pursuing such activities.

Regulatory Risks

In the U.S. there have been, and we expect there will continue to be, a number of federal and state legislative initiatives implemented to reform the healthcare system in ways that could adversely impact our business and our ability to sell our products profitably.

In the U.S., there have been, and we expect there will continue to be, a number of legislative and regulatory proposals aimed at changing the U.S. healthcare system. For example, the Healthcare Reform

Act contains a number of provisions that significantly impact the pharmaceutical industry and may negatively affect our business, including potential revenues. Changes that may affect our business include those governing enrollment in federal healthcare programs, reimbursement changes, rules regarding prescription drug benefits under the health insurance exchanges, expansion of the 340B program, and fraud and abuse enforcement. For example, the percentage of Feraheme sold to 340B institutions has grown from 11% in 2011 to 17% in 2014. Since these institutions are granted lower prices than those offered to our other customers, any further growth in our 340B business may have a negative impact on our sales price per gram and operating margins.  These changes will impact existing government healthcare programs and will result in the development of new programs, including Medicare payment for performance initiatives and improvements to the physician quality reporting system and feedback program.  Substantial new provisions affecting compliance have also been added, which may require us to modify our business practices with healthcare providers and potentially incur additional costs.  While we are continuing to evaluate this legislation and its potential impact on our business, this legislation may adversely affect the demand for Feraheme and Makena in the U.S. or cause us to incur additional expenses and therefore adversely affect our financial position and results of operations.

Further, although the Healthcare Reform Act exempts “orphan drugs,” such as Makena, from 340B ceiling price requirements for the covered entity types added to the program by the Healthcare Reform Act, on July 21, 2014, the Health Resources and Services Administration (“HRSA”), which administers the 340B program, issued an interpretive rule to implement the orphan drug exception which interprets the orphan drug exception narrowly. It exempts orphan drugs from the ceiling price requirements for the newly added covered entity types, such as certain free-standing cancer hospitals, critical access hospitals, rural referral centers and sole community hospitals, only when the orphan drug is used for its orphan indication. The newly added entities are entitled to purchase orphan drugs at the ceiling price when the orphan drug is not used for its orphan indication. A manufacturer trade group has filed a lawsuit challenging the interpretive rule as inconsistent with the statutory language. That challenge remains ongoing. The uncertainty regarding how the statutory orphan drug exception will be applied will increase the complexity of compliance, will make compliance more time-consuming, and could negatively impact our results of operations. If HRSA’s narrow interpretation of the scope of the orphan drug exemption prevails, it could potentially negatively impact the price we are paid for our Makena product by certain entities and increase the complexity of compliance with the 340B program.

In order to be eligible to have our products paid for with federal funds under the Medicaid and Medicare Part B programs and purchased by certain federal agencies and grantees, we participate in the Department of Veterans Affairs (“VA”) Federal Supply Schedule (“FSS”) pricing program.  To participate, we are required to enter into an FSS contract with the VA, under which we must make our innovator “covered drugs” available to the “Big Four” federal agencies - the VA, the Department of Defense, or DoD, the Public Health Service, and the Coast Guard - at pricing that is capped pursuant to a statutory federal ceiling price (“FCP”) formula set forth in Section 603 of the Veterans Health Care Act of 1992 (“VHCA”). The FCP is based on a weighted non-federal average manufacturer price, or Non-FAMP, which manufacturers are required to report on a quarterly and annual basis to the VA.  In addition, pursuant to regulations issued by the DoD TRICARE Management Activity, now the Defense Health Agency, to implement Section 703 of the National Defense Authorization Act for Fiscal Year 2008, we are required to pay quarterly rebates on covered drug prescriptions dispensed to TRICARE beneficiaries by TRICARE network retail pharmacies. The formula for determining the rebate is established in the regulations and is based on the difference between the annual Non-FAMP and the FCP (as described above, these price points are required to be calculated by us under the VHCA).

If we overcharge the government in connection with our FSS contract or underpay our TRICARE rebates, whether due to a misstated FCP or otherwise, we are required to refund the difference to the government. Failure to make necessary disclosures and/or to identify contract overcharges can result in allegations against us under the False Claims Act and other laws and regulations. Unexpected refunds to the government, and responding to a government investigation or enforcement action, would be expensive and time-consuming, and could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

We expect that the Healthcare Reform Act, as currently enacted or as it may be amended in the future, and other healthcare reform measures that may be adopted in the future, could have a material adverse effect on our industry generally and on our ability to maintain or increase our product sales. In addition, various healthcare reform proposals have emerged at the state level in the U.S. We cannot predict the impact that newly enacted laws or any future legislation or regulation will have on us. We expect that there will continue to be a number of U.S. federal and state proposals to implement governmental pricing controls and limit the growth of healthcare costs. These efforts could adversely affect our business by, among other things, limiting the prices that can be charged for our products or the amount of reimbursement rates and terms available from governmental agencies or third-party payers, limiting the profitability of our products, increasing our rebate liability or limiting the commercial opportunities for our products, including its acceptance by healthcare payers.

If our products are marketed or distributed in a manner that violates federal, state or foreign healthcare fraud and abuse laws, marketing disclosure laws or other federal, state or foreign laws and regulations, we may be subject to civil or criminal penalties.

In addition to FDA and related regulatory requirements in the U.S. and abroad, our general operations, and the research, development, manufacture, sale and marketing of our products, are subject to extensive additional federal, state and foreign healthcare regulation, including the Federal False Claims

Act (the “FCA”), the Federal Anti-Kickback Statute, the Foreign Corrupt Practices Act, and their state analogues, and similar laws in countries outside of the U.S., laws, such as the U.K. Bribery Act of 2010 and governing sampling and distribution of products, and government price reporting laws.

Our activities relating to the sale and marketing of our products may be subject to scrutiny under these laws and private individuals have been active in bringing lawsuits on behalf of the government under the FCA and similar regulations in other countries. We have developed and implemented a corporate compliance program based on what we believe are current best practices in the pharmaceutical industry; however, these laws are broad in scope and there may not be regulations, guidance or court decisions that definitively interpret these laws in the context of particular industry practices.  We cannot guarantee that we, our employees, our consultants or our contractors are or will be in compliance with all federal, state and foreign regulations. If we or our representatives fail to comply with any of these laws or regulations, a range of fines, penalties and/or other sanctions could be imposed on us, including, but not limited to, restrictions on how we market and sell our products, significant fines, exclusions from government healthcare programs, including Medicare and Medicaid, litigation, or other sanctions. Even if we are not determined to have violated these laws, government investigations into these issues typically require the expenditure of significant resources and generate negative publicity, which could also have an adverse effect on our business, financial condition and results of operations.  Such investigations or suits may also result in related shareholder lawsuits, which can also have an adverse effect on our business.

Further, the FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products. In particular, a product may not be promoted for uses that are not approved by the FDA as reflected in the product’s approved labeling. For drug products like Makena that are approved by the FDA under the Agency’s accelerated approval regulations, unless otherwise informed by the FDA, the sponsor must submit promotional materials at least 30 days prior to the intended time of initial dissemination of the promotional materials, which delays and may negatively impact our commercial team’s ability to implement changes to Makena’s marketing materials, thereby negatively impacting revenues.  Moreover, under Subpart H, the FDA may also withdraw approval of Makena if, among other things, the promotional materials are false or misleading, or other evidence demonstrates that Makena is not shown to be safe or effective under its conditions of use.

The U.S. government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion. The government has also required companies to enter into complex corporate integrity agreements and/or non-prosecution agreements that can impose significant restrictions and other burdens on the affected companies. If we are found to have promoted such off-label uses, we may become subject to similar consequences.

In recent years, several U.S. states have enacted legislation requiring pharmaceutical companies to establish marketing and promotional compliance programs or codes of conduct and/or to file periodic reports with the state or make periodic public disclosures on sales, marketing, pricing, clinical trials, and other activities.  In addition, as part of the Healthcare Reform Act, manufacturers of drugs are required to publicly report gifts and other payments or transfers of value made to U.S. physicians and teaching hospitals. Several states have also adopted laws that prohibit certain marketing-related activities, including the provision of gifts, meals or other items to certain healthcare providers.  Many of these requirements are new and uncertain, and the likely extent of penalties for failure to comply with these requirements is unclear; however, compliance with these laws is difficult, time consuming and costly, and if we are found to not be in full compliance with these laws, we may face enforcement actions, fines and other penalties, and we could receive adverse publicity which could have an adverse effect on our business, financial condition and results of operations.

If we fail to comply with any federal, state or foreign laws or regulations governing our industry, we could be subject to a range of regulatory actions that could adversely affect our ability to commercialize our products, harm or prevent sales of our products, or substantially increase the costs and expenses of commercializing and marketing our products, all of which could have a material adverse effect on our business, financial condition and results of operations.

In addition, incentives exist under applicable U.S. law that encourage employees and physicians to report violations of rules governing promotional activities for pharmaceutical products. These incentives could lead to so-called whistleblower lawsuits as part of which such persons seek to collect a portion of moneys allegedly overbilled to government agencies as a result of, for example, promotion of pharmaceutical products beyond labeled claims. Such lawsuits, whether with or without merit, are typically time-consuming and costly to defend. Such suits may also result in related shareholder lawsuits, which are also costly to defend.

If we fail to comply with our reporting and payment obligations under U.S. governmental pricing programs, we could be required to reimburse government programs for underpayments and could pay penalties, sanctions and fines which could have a material adverse effect on our business, financial condition and results of operations.

As a condition of reimbursement by various U.S. federal and state healthcare programs, we are required to calculate and report certain pricing information to U.S. federal and state healthcare agencies. For example, we participate in and have certain price reporting obligations to the Medicaid Drug Rebate program, and we have obligations to report average sales price (“ASP”) for the Medicare program. Under the Medicaid Drug Rebate program, we are required to pay a rebate to each state Medicaid program for our covered outpatient drugs that are dispensed to Medicaid beneficiaries and paid for by a state Medicaid program as a condition of having federal funds being made available to the states for our drugs under Medicaid and Medicare Part B. Those rebates are based on pricing data reported by us on a monthly and quarterly basis to the Centers for Medicare and Medicaid Services (“CMS”), the federal agency that administers the Medicare and Medicaid programs. These data include the average manufacturer price and, in the case of innovator products such as Feraheme and Makena, the best price for each drug.

The Medicaid rebate amount is computed each quarter based on our submission to CMS of our current average manufacturer prices and best prices for the quarter. If we become aware that our reporting for a prior quarter was incorrect, or has changed as a result of recalculation of the pricing data, we are obligated to resubmit the corrected data for a period not to exceed 12 quarters from the quarter in which the data originally were due. Such restatements and recalculations increase our costs for complying with the laws and regulations governing the Medicaid program. Any corrections to our rebate calculations could result in an overage or underage in our rebate liability for past quarters, depending on the nature of the correction. Price recalculations also may affect the 340B “ceiling price.” The 340B pricing program requires participating manufacturers to agree to charge statutorily defined covered entities, such as safety-net providers, no more than the 340B ceiling price for the manufacturer’s covered outpatient drugs. The 340B ceiling price is calculated using a statutory formula, which is based on the average manufacturer price and rebate amount for the covered outpatient drug as calculated under the Medicaid Drug Rebate program.

Federal law also requires that a company that participates in the Medicaid program report ASP information to CMS for certain categories of drugs that are paid under Part B of the Medicare program, such as Feraheme and Makena. This ASP information forms the basis for reimbursement for the majority of our current Feraheme business, and to a lesser extent, for the Makena business. Manufacturers calculate ASP based on a statutorily defined formula and interpretations of the statute by CMS as to what should or should not be considered in computing ASP. An ASP for each National Drug Code for a product that is subject to the ASP reporting requirement must be submitted to CMS no later than 30 days after the end of each calendar quarter. CMS uses these submissions to determine payment rates for drugs under Medicare Part B. Changes affecting the calculation of ASP could affect the ASP calculations for our products and the resulting Medicare payment rate, and could negatively impact our results of operations.

Price reporting and payment obligations are highly complex and vary among products and programs. The calculations are complex and are often subject to interpretation by us, governmental or regulatory agencies and the courts. The calculations of average manufacturer price, best price, and ASP include a number of inputs from our contracts with wholesalers, specialty distributors, GPOs and other customers. The calculations also require us to make an assessment of whether these agreements are deemed to be for bona fide services and whether the fees we pay for any bona fide services represent fair market value in our industry and for our products. These calculations are very complex and could involve the need for us to unbundle or reallocate discounts or rebates offered over multiple quarters or across multiple products. Our processes for estimating amounts due under these governmental pricing programs involve subjective decisions and estimates. For example, almost half of Makena sales are reimbursed through state Medicaid programs and are subject to the statutory Medicaid rebate, and in some cases, supplemental rebates offered by us. Often, state Medicaid programs may be slow to invoice pharmaceutical companies for these rebates resulting in a significant lag between the time a sale is recorded and the time the rebate is paid. This results in us having to carry a significant liability on our balance sheet for the estimate of rebate claims expected for Medicaid patients. If actual claims are higher than current estimates, our financial position and results of operations could be adversely affected. The unbundling of discounts and rebates across multiple reporting periods can also result in a restatement of government price reports and changes to the reimbursement rates for various customers covered under federal programs, such as Medicare, Medicaid or the 340B program.

If we have to restate our calculation of government price reports, we may be forced to refund certain monies back to payers to comply with federal pricing agreements. Such a restatement of our government price reports would also adversely impact our reported financial results of operations in the period of such restatement. As a result, our price reporting calculations remain subject to the risk of errors and our methodologies for calculating these prices could be challenged under the Federal False Claims Act or other laws. In addition, the Healthcare Reform Act modified the rules related to certain price reports, among other things. Presently, uncertainty exists as many of the specific determinations necessary to implement this new legislation have yet to be decided and communicated to industry participants. This uncertainty in the interpretation of the legislation increases the chances of an error in price reporting, which could in turn lead to a legal challenge, restatement or investigation. If we become subject to investigations, restatements, or other inquiries concerning our compliance with price reporting laws and regulations, we could be required to pay or be subject to additional reimbursements, penalties, sanctions or fines, which could have a material adverse effect on our business, financial condition and results of operations.

We are liable for errors associated with our submission of pricing data. In addition to retroactive adjustments to rebate amounts and the potential for 340B program refunds, if we are found to have knowingly submitted false average manufacturer price, average sales price, or best price information to the government, we may be liable for civil monetary penalties in the amount of $100,000 per item of false information. If we are found to have made a misrepresentation in the reporting of our ASP, the Medicare statute provides for civil monetary penalties of up to $10,000 for each misrepresentation for each day in which the misrepresentation was applied. Our failure to submit monthly/quarterly average manufacturer price, average sales price, and best price data on a timely basis could result in a civil monetary penalty of $10,000 per day for each day the information is late beyond the due date. Such failure also could be grounds for CMS to terminate our Medicaid drug rebate agreement, pursuant to which we participate in the Medicaid Drug Rebate program. In the event that CMS terminates our rebate agreement, federal payments may not be available under Medicaid or Medicare Part B for our covered outpatient drugs.

If we overcharge the government, we are required to refund the difference to the government. Failure to make necessary disclosures and/or to identify contract overcharges can result in allegations against us under the False Claims Act and other laws and regulations. Unexpected refunds to the government, and responding to a government investigation or enforcement action, would be expensive and time-consuming, and could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

We are subject to ongoing U.S. and foreign regulatory obligations and oversight of our products, and any failure by us to maintain compliance with applicable regulations may result in several adverse consequences including the suspension of the manufacturing, marketing and sale of our respective products, the incurrence of significant additional expense and other limitations on our ability to commercialize our respective products.

We are subject to ongoing regulatory requirements and review, including by periodic audits, both in the U.S. and in foreign jurisdictions pertaining to the development, manufacture, labeling, packaging, adverse event reporting, distribution, storage, marketing, promotion, record keeping and export of our respective products. Failure to comply with such regulatory requirements or the later discovery of previously unknown problems with our products or our third-party contract manufacturing facilities or processes by which we manufacture our products may result in restrictions on our ability to manufacture, market, distribute or sell our products, including potential withdrawal from the market. Any such restrictions could result in a decrease in our product sales, damage to our reputation or the initiation of lawsuits against us and/or our third-party contract manufacturers. We may also be subject to additional sanctions, including but not limited to:

•                  Warning letters;

•                  Civil or criminal penalties;

•                  Variation, suspension or withdrawal of regulatory approvals;

•                  Changes to the package insert of our products, such as additional warnings regarding potential side effects or potential limitations on the current dosage and administration;

•                  Requirements to communicate with physicians and other customers about concerns related to actual or potential safety, efficacy, or other issues involving our products;

•                  Implementation of risk mitigation programs and post-marketing obligations;

•                  Restrictions on our continued manufacturing, marketing, distribution or sale of our products;

•                  Temporary or permanent closing of the facilities of our third-party contract manufacturers;

•                  Interruption of clinical trials; or

•                  Recalls or a refusal by regulators to consider or approve applications for additional indications.

Any of the above sanctions could have a material adverse impact on our revenue generation and profitability and cause us to incur significant additional expenses.

Additionally, Lumara Health, as our wholly owned subsidiary following consummation of the acquisition, is subject to certain continuing obligations under a Consent Decree of Permanent Injunction (“Consent Decree”) between the FDA, Lumara Health’s predecessor company, KV Pharmaceutical Company (“KV”) and certain former officers and affiliates of KV. In particular, Lumara Health is bound by a number of provisions and requirements in the Consent Decree including, but not limited to, inspection of Lumara Health’s places of business by the FDA without prior notice, and notification of FDA of particular actions and events. If Lumara Health fails to comply with applicable provisions in the Consent Decree, the FDC Act, or the FDC Act’s implementing regulations, the FDA may impose specific sanctions including, but not limited to, the requirement to cease any of Lumara Health’s manufacturing operations, the imposition of substantial financial penalties and the requirement to implement additional corrective actions.

Regulators could determine that our clinical trials and/or our manufacturing processes, or those of our third parties, were not properly designed or are not properly operated, which could cause significant costs or setbacks for our commercialization activities.

We are obligated to conduct, and are in the process of conducting, certain post-approval clinical trials, and we may be required to conduct additional clinical trials, including if we pursue approval of additional indications, seek commercialization in other jurisdictions, or in support of our current indications. We may also determine to conduct additional clinical trials, including if we pursue new formulations or methods of administration for our products.  The FDA could determine that our clinical trials and/or our manufacturing processes were not properly designed, did not include enough patients or appropriate administration, were not conducted in accordance with applicable laws and regulations, or were otherwise not properly managed. In addition, according to current good clinical practices regulations (“cGCP”) we are responsible for conducting, recording and reporting the results of clinical trials to ensure that the data and results are credible and accurate and that the trial participants are adequately protected. The FDA may conduct inspections of clinical investigator sites which are involved in our clinical development programs to ensure their compliance with cGCP regulations. If the FDA determines that we, our CROs or our study sites fail to comply with applicable cGCP regulations, the clinical data generated in our clinical trials may be deemed unreliable and the FDA may disqualify certain data generated from those sites or require us to perform additional clinical trials. Our clinical trials and manufacturing processes are subject to similar risks and uncertainties outside of the U.S.  Any such deficiency in the design, implementation or oversight of our clinical development programs or post-approval clinical studies could cause us to incur significant additional costs, experience further delays or prevent us from commercializing Makena and Feraheme in their current indications, or obtaining marketing approval for additional indications, including the approval for use of Feraheme for the broad IDA indication, if such approval is pursued.

Further, our third-party contract manufacturing facilities are subject to cGMP regulations enforced by the FDA and equivalent foreign regulations and regulatory agencies through periodic inspections to confirm such compliance. Contract manufacturers must continually expend time, money and effort in production, record-keeping and quality assurance and control to ensure that these manufacturing facilities meet applicable regulatory requirements. Failure to maintain ongoing compliance with cGMP or similar foreign regulations and other applicable manufacturing requirements of various U.S. or foreign regulatory agencies could result in, among other things, the issuance of warning letters, fines, the withdrawal or recall of our products from the marketplace, total or partial suspension of product production, the loss of inventory, suspension of the review of our current or future sNDAs or equivalent foreign filings, enforcement actions, injunctions or criminal prosecution and suspension of manufacturing authorizations. A government-mandated recall or a voluntary recall could divert managerial and financial resources, could be difficult and costly to correct, could result in the suspension of sales of our products and could have a severe adverse impact on our profitability and the future prospects of our business. If any regulatory agency inspects any of these manufacturing facilities and determines that they are not in compliance with cGMP or similar regulations or our contract manufacturers otherwise determine that they are not in compliance with these regulations, as applicable, such contract manufacturers could experience an inability to manufacture sufficient quantities of product to meet demand or incur unanticipated compliance expenditures.

We have also established certain testing and release specifications with the FDA and other foreign regulatory agencies. This release testing must be performed in order to allow finished product to be used for commercial sale. If a finished product does not meet these release specifications or if the release testing is variable, we may not be able to supply product to meet our projected demand. We monitor annual batches of our finished product for ongoing stability after it has been released for commercial sale. If a particular batch of finished drug product exhibits variations in its stability or begins to generate test results that demonstrate an adverse trend against our specifications, we may need to conduct an investigation into the test results, quarantine the product to prevent further use, destroy existing inventory no longer acceptable for commercial sale, or recall the batch or batches. If we are unable to develop, validate, transfer or gain regulatory approval for the new release test, our ability to supply product to the EU will be adversely affected. Such setbacks could have an adverse impact on our revenues, our profitability and the future prospects of our business.

Risks Related to Our Business Generally

With our acquisition of Lumara Health we have significantly expanded the size of our organization and we may experience difficulties in managing this or future expansion.

With the acquisition of Lumara Health, we increased our headcount by 108 full time employees.  Management, personnel, systems and facilities that we currently have in place may not be adequate to support this recent growth, and we may not be able to retain or recruit qualified personnel in the future in this competitive environment to adequately support our new organization. To manage any future growth effectively, we may be required to continue to manage and expand the sales and marketing efforts for our existing products while continuing to identify and acquire attractive additions to our product portfolio, enhance our operational, financial and management controls, reporting systems and procedures and establish and increase our access to commercial supplies of our products, which will be challenging and for which we might not be successful, especially given our newly-expanded organization. We will be required to expand and maintain our facilities and equipment and manage our internal development efforts effectively while complying with our contractual obligations to licensors, licensees, contractors, collaborators, distributors and other third parties. In addition, management may have to divert a disproportionate amount of its attention away from day-to-day activities and towards managing these growth activities, which could be disruptive to our business. Our future financial performance and our ability to execute on our business plan will depend, in part, on our ability to effectively manage our recent and any future growth. If we experience difficulties or are unsuccessful in managing our expansion, our results of operations and business prospects will be negatively impacted.

Our level of indebtedness and the terms of the Term Loan Facility (including the financial covenants) and Convertible Notes could adversely affect our operations and limit our ability to plan for or respond to changes in our business or acquire additional products for our portfolio. If we are unable to comply with restrictions in the Term Loan Facility or cannot repay or refinance the Convertible Notes, the indebtedness under the Term Loan Facility could be accelerated.

We entered into the Term Loan Facility, which provided us with $340.0 million to finance our acquisition of Lumara Health. We also incurred significant indebtedness in the amount of $200.0 million in aggregate principal with additional accrued interest under 2.5% convertible senior notes due February 15, 2019 (the “Convertible Notes”). Our level of indebtedness could adversely affect our business by, among other things:

•                  requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow for other purposes, including further diversification of our product portfolio and expansion of sales of Feraheme in the current or broader indications;

•                  limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate, thereby placing us at a competitive disadvantage compared to our competitors that may have less debt; and

•                  increasing our vulnerability to adverse economic and industry conditions.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Term Loan Facility and the Convertible Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors that may be beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and support our growth strategies. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including under the Term Loan Facility or the Convertible Notes.

The Term Loan Facility requires us to make certain payments of principal and interest over time and contains a number of other restrictive covenants, including a financial covenant based on the total amount of debt we have as a multiple of our cash flow, as defined in the Facility, and a requirement that we reduce our indebtedness over time. The Term Loan Facility also contains covenants and terms limiting our ability to enter into new acquisitions, licenses, mergers, foreign investments, to take on new debt and sell assets, and requiring us to pay penalties in the event we want to prepay the Term Loan Facility early. The maturity date of the Term Loan Facility could also be accelerated in certain circumstances, including if we are not able to repay or refinance our Convertible Notes or in the event of an uncured event of default as outlined in the Term Loan Facility. The Term Loan Facility has a floating interest rate based on the prevailing London Interbank Offered Rate (“LIBOR”) rate, making interest payments subject to adjustment depending on the interest rate environment. These and other terms in the Term Loan Facility have to be monitored closely for compliance and could restrict our ability to grow our business or enter into transactions that we believe will be beneficial to our business.

Further, holders of the Convertible Notes have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest. Upon conversion of the Convertible Notes (which are currently convertible), unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted. We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of Convertible Notes surrendered therefor or at the time Convertible Notes are being converted. Our failure to repurchase

Convertible Notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the Convertible Notes would constitute an event of default. If the repayment of any indebtedness were to be accelerated because of such event of default (whether under the Convertible Notes, our Term Loan Facility or otherwise), we may not have sufficient funds to repay the indebtedness and repurchase the Convertible Notes or make cash payments upon conversions thereof. Moreover, if our stock price increases, the parties with whom we entered into warrant transactions in connection with the pricing of the Convertible Notes (the “Warrants”) could exercise such warrants, thereby causing substantial dilution to our stockholders.

We cannot make any assurances that our future operating results will be sufficient to ensure compliance with the covenants in these arrangements or to remedy any such default. In the event of an acceleration of this indebtedness, we may not have or be able to obtain sufficient funds to make any accelerated payments. Any of the factors discussed above could materially and adversely affect our business, financial condition and results of operations. In addition, if we incur additional indebtedness, the risks related to our business and our ability to service or repay our indebtedness would increase.

We may need additional capital to achieve our business objectives and to service our debt obligations, including the Term Loan Facility, our Convertible Notes and contingent payments that may become due under the Lumara Agreement, which could cause significant dilution to our stockholders.

We estimate that our cash resources as of December 31, 2014, combined with cash we currently expect to receive from product sales and earnings on our investments will be sufficient to finance our currently planned operations for at least the next 12 months. We may require additional funds or need to establish additional alternative strategic arrangements to execute a business development transaction. We may at any time seek funding through additional arrangements with collaborators through public or private equity or debt financings, subject to the covenants in our Term Loan Facility. We may not be able to obtain financing or to secure alternative strategic arrangements on acceptable terms or within an acceptable timeframe, if at all, which would limit our ability to execute on our strategic plan.  Moreover, the condition of the credit markets can be unpredictable and we may experience a reduction in value or loss of liquidity with respect to our investments, which would put further strain on our cash resources.

Further, in November 2014, we completed the acquisition of Lumara Health, which required us to pay $600.0 in upfront cash consideration and approximately 3.2 million shares of newly issued common stock. We used a combination of cash on hand and the $340.0 million Term Loan Facility to pay the upfront cash consideration. In addition to the consideration paid at closing, the definitive agreement underlying the acquisition of Lumara Health (the “Lumara Agreement”) provides for contingent consideration of up to an additional $350.0 million based on the achievement of various sales milestones for Makena, which could be paid in all cash. We also incurred substantial costs and expenses associated with the transaction. As a result, our current level of cash on hand may limit our ability to take advantage of attractive business development opportunities and execute on our strategic plan. In addition, our cash on hand may not be sufficient to service the principal and interest payments under the Term Loan Facility, our existing Convertible Notes or any cash milestone payments to the former Lumara Health security holders upon the achievement of sales milestones. Our ability to make these required payments could be adversely affected if we do not achieve expected revenue and cash flow forecasts or if we are unable to find other sources of cash in the future. If we therefore need to pay the former Lumara Health security holders in stock upon the achievement of sales milestones, it will result in dilution to our stockholders.

Our long-term capital requirements will depend on many other factors, including, but not limited to the commercial success of our products and efforts we make in connection with commercialization and development, our ability to realize synergies and opportunities in connection with our acquisitions and portfolio expansion, the outcome of and costs associated with any material litigation or patent challenges to which we are or may become a party, the timing and magnitude of costs associated with qualifying additional manufacturing capacities and alternative suppliers, and our ability to raise additional capital on terms and within a timeframe acceptable to us, if necessary.

The Convertible Notes are, the Warrants may be, and any additional equity or equity-linked financings or alternative strategic arrangements would be, dilutive to our stockholders. In addition, the terms of our current debt instruments or any additional debt financing could greatly restrict our ability to raise additional capital and may provide rights and preferences to the investors in any such financing which are senior to those of, and not available to, current stockholders, impose restrictions on our day-to-day operations or place limitations on our ability to enter into combination transactions with other entities. Our inability to raise additional capital on terms and within a timeframe acceptable to us when needed could force us to dramatically reduce our expenses and delay, scale back or eliminate certain of our activities and operations, including our commercialization and development activities, any of which would have a material adverse effect on our business, financial condition and future business prospects.

Our ability to use net operating loss carryforwards and tax credit carryforwards to offset future taxable income may be limited as a result of future transactions involving our common stock.

In general, under Section 382 of the Internal Revenue Code of 1986, as amended, a corporation that undergoes an ‘‘ownership change’’ is subject to limitations on its ability to utilize its pre-change net operating losses and certain other tax assets to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the testing period, which is generally three years. An ownership change could limit our ability to utilize our net operating loss and tax credit carryforwards for taxable years including or following such “ownership change” by allowing us to utilize only a portion of the net operating losses and tax credits that would otherwise be available but for such ownership change. Limitations imposed on the ability to use net operating losses and tax credits to offset future taxable income could require us to pay U.S. federal income taxes earlier than we have estimated and could cause such net operating losses and tax credits to expire unused, in each case reducing or eliminating the benefit of such net operating losses and tax credits and potentially adversely affecting our financial position. Similar rules and limitations may apply for state income tax purposes. In September 2014, we adopted an amendment to our shareholder rights plan to help preserve our tax assets by deterring certain stockholders from increasing their percentage ownership in our stock; however, such amendment is merely a deterrent that does not actually prevent Section 382 ownership limitations and there can be no assurance that we will not undergo an ownership change. Even minor accumulations by certain of our stockholders could result in an ownership change under Section 382. If such an ownership change were to occur, we expect that our net operating losses could become limited; however, the amount of the limitation would depend on a number of factors including our market value at the time of the ownership change. In addition, we are potentially subject to ongoing and periodic tax examinations and audits in various jurisdictions, including with respect to the amount of our net operating losses and any limitation thereon. An adjustment to such net operating loss carryforwards, including an adjustment from a taxing authority, could result in higher tax costs, penalties and interest, thereby adversely impacting our financial condition, results of operations or cash flows. For a discussion of the amendment to our shareholder rights plan, see the discussion in Note Q, “Stockholders’ Equity,” to our consolidated financial statements included in the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014.

An adverse determination in any current or future lawsuits in which we are a defendant could have a material adverse effect on us.

The administration of our products to, or the use of our products by, humans may expose us to liability claims, whether or not our products are actually at fault for causing an injury. As Feraheme is used over longer periods of time by a wider group of patients taking numerous other medicines or by patients with additional underlying health problems, the likelihood of adverse drug reactions or unintended side effects, including death, may increase. While these adverse events are rare, all IV irons, including Feraheme, can cause patients to experience serious hypersensitivity reactions, including anaphylactic-type reactions, some of which have been life-threatening and/or fatal. Makena is a prescription hormone medicine (progestin) used to lower the risk of preterm birth in women who are pregnant and who have previously delivered preterm in the past. It is not known if Makena is safe and effective in women who have other risk factors for preterm birth. In one clinical study, certain complications or events associated with pregnancy occurred more often in women who received Makena. These included miscarriage (pregnancy loss before 20 weeks of pregnancy), hospital admission for preterm labor, preeclampsia, gestational hypertension and gestational diabetes. In addition, other hormones administered during pregnancy have in the past been shown to cross the placenta and have negative effects on the offspring. Although we maintain product liability insurance coverage for claims arising from the use of our products in clinical trials and commercial use, coverage is expensive, and we may not be able to maintain sufficient insurance at a reasonable cost, if at all. Product liability claims, whether or not they have merit, could also decrease demand for our products, subject us to product recalls or harm our reputation, cause us to incur substantial costs, and divert management’s time and attention.

We were the target of a purported class action complaint filed in March 2010 entitled Silverstrand Investments et. al. v. AMAG Pharm., Inc., et. al., which alleged certain securities laws violations. Although we settled the Silverstrand case in January 2015, we may also be the target of claims asserting violations of securities and fraud and abuse laws and derivative actions or other litigation in the future. Any future litigation could result in substantial costs and divert our management’s attention and resources, which could cause serious harm to our business, operating results and financial condition. Further, we may not be successful in defending ourselves in the litigation and, as a result, our business could be materially harmed. These lawsuits may result in large judgments or settlements against us, any of which could have a negative effect on our financial condition and business if in excess of our insurance coverage. Though we maintain liability insurance, if any costs or expenses associated with litigation exceed our insurance coverage, we may be forced to bear some or all of these costs and expenses directly, which could be substantial.

Our success depends on our ability to attract and retain key employees, and any failure to do so may be disruptive to our operations.

We are a pharmaceutical company focused on marketing commercial products and we plan to expand our product portfolio with additional commercial-stage products through acquisitions and in-licensing; thus, the range of skills of our executive officers needs to be broad and deep. If we are not able to hire and retain talent to drive commercialization and expansion of our product portfolio, we will be unlikely to be profitable. For example, in October 2014, our Senior Vice President and Chief Development and Regulatory Officer resigned from the Company to pursue other opportunities, which may be disruptive to our regulatory discussions with the FDA or other regulators. Further, because of the specialized nature of our business, our success depends to a significant extent on our ability to continue to attract, retain and motivate qualified sales, technical operations, managerial, scientific, regulatory compliance and medical personnel of all levels. The loss of key personnel or our inability to hire and retain personnel who have such sales, technical operations, managerial, scientific, regulatory compliance and medical backgrounds could materially adversely affect our research and development efforts and our business.

Our operating results will likely fluctuate, including as a result of wholesaler, distributor and customer buying patterns, so you should not rely on the results of any single quarter to predict how we will perform over time.

Our future operating results will likely vary from quarter to quarter depending on a number of factors, including the factors described in these Risk Factors, many of which we cannot control, as well as the timing and magnitude of:

•                  The timing and magnitude of product revenues;

•                  The loss of a key customer or GPO;

•                  Costs and liabilities incurred in connection with business development activities or business development transactions into which we may enter;

•                  Costs associated with the commercialization of our products in the U.S., including costs associated with pursuing a broader indication of Feraheme or the Makena lifecycle management program;

•                  Makena milestone payments we may be required to pay to the former shareholders of Lumara Health pursuant to the Lumara Agreement;

•                  The timing and magnitude of tax payments and of principal and interest payments in connection with the Term Loan Facility and our Convertible Notes;

•                  Costs associated with the manufacture of our products, including costs of raw and other materials and costs associated with maintaining commercial inventory and qualifying additional manufacturing capacities and alternative suppliers;

•                  The recognition of deferred tax assets during periods in which we generate taxable income and our ability to preserve our net operating loss carryforwards and other tax assets;

•                  Costs associated with our ongoing and planned clinical studies of Feraheme in connection with our pediatric program, our current or future post-marketing commitments for the EMA and other regulatory agencies, our pursuit, if any, of additional indications and our development of Feraheme in countries outside of the U.S;

•                  Costs associated with the ongoing and planned clinical studies of Makena in connection with current or future post-marketing commitments, and our pursuit, if any, of additional indications or lifecycle development program;

•                  Any changes to the mix of our business;

•                  Costs associated with manufacturing batch failures or inventory write-offs due to out-of-specification release testing or ongoing stability testing that results in a batch no longer meeting specifications;

•                  Changes in accounting estimates related to reserves on revenue, returns, contingent consideration, impairment of long-lived or intangible assets or other accruals or changes in the timing and availability of government or customer discounts, rebates and incentives;

•                  The implementation of new or revised accounting or tax rules or policies; and

•                  Costs associated with the implementation of new or revised regulations of the Public Company Accounting Oversight Board, NASDAQ Global Select Market (“NASDAQ”) the U.S. Securities and Exchange Commission (the “SEC”) and similar entities.

Our results of operations, including, in particular, product sales, may also vary from period to period due to the buying patterns of our wholesalers, distributors, pharmacies, clinics or hospitals and specialty pharmacies. Further, our contracts with GPOs often require certain performance from the members of the

GPOs, on an individual account level or group level such as growth over prior periods or certain market share attainment goals in order to qualify for discounts off the list price of our products and a GPO may be able to influence the demand for our products from its members in a particular quarter through communications they make to their members. In the event wholesalers, distributors, pharmacies, clinics or hospitals with whom we do business determine to limit their purchases of our products, our product sales could be adversely affected. Also, in the event wholesalers, distributors, pharmacies, clinics or hospitals purchase increased quantities of our products to take advantage of volume discounts or similar benefits, our quarterly results will fluctuate as re-orders become less frequent, and our overall net pricing may decrease as a result of such discounts and similar benefits. In addition, these contracts are often cancellable at any time by our customers, often without notice, and are non-exclusive agreements within the Feraheme or Makena markets. While these contracts are intended to support the use of our products, our competitors could offer better pricing, incentives, higher rebates or exclusive relationships. Because Feraheme is not indicated for the broad IDA population, the incentives in our contracts for a particular site of care are capped based on our estimate of their patients covered by our current CKD label. Because some of our competitors’ products have the broad IDA label, they may provide additional incentives for all of a customer’s IV iron usage, essentially becoming an exclusive provider to that particular customer.

Our contracting strategy can also have an impact on the timing of certain purchases causing product sales to vary from quarter to quarter. For example, in advance of an anticipated price increase, following the publication of our quarterly ASP, which affects the rate at which Feraheme or Makena is reimbursed, or a reduction in expected rebates or discounts for Feraheme and Makena, customers may order Feraheme or Makena in larger than normal quantities which could cause Feraheme sales to be lower in subsequent quarters than they would have been otherwise. Further, any changes in purchasing patterns or inventory levels, changes to our contracting strategy, increases in product returns, delays in purchasing products or delays in payment for products by one of our distributors or GPOs could also have a negative impact on our revenue and results of operations.

As a result of these and other factors, our quarterly operating results could fluctuate, and this fluctuation could cause the market price of our common stock to decline. Results from one quarter should not be used as an indication of future performance.

If the estimates we make, or the assumptions on which we rely, in preparing our consolidated financial statements and/or our projected guidance prove inaccurate, our actual results may vary from those reflected in our projections and accruals.

Our consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, revenues and expenses, the amounts of charges accrued by us, and the related disclosure of contingent assets and liabilities. On an ongoing basis, our management evaluates our critical and other significant estimates and judgments, including among others those associated with revenue recognition related to product sales and collaboration agreements, product sales allowances and accruals, assessing investments for potential other-than-temporary impairment and determining the fair values of our investments, the fair value of our debt obligations, the fair value of assets acquired in a business combination, contingent consideration, the impairment of long-lived assets, including intangible assets, accrued expenses, income tax and equity-based compensation expense. We base our estimates on market data, our observance of trends in our industry, and various other assumptions that we believe to be reasonable under the circumstances. If actual results differ from these estimates, there could be a material adverse effect on our financial results and the performance of our stock.

Further, in January 2015, we issued financial guidance, including expected 2015 total revenues and Feraheme and Makena net sales, which is likewise based on estimates and the judgment of management. If, for any reason, we are unable to realize our projected 2015 revenue, we may not realize our publicly announced financial guidance. If we fail to realize or if we change or update any element of our publicly disclosed financial guidance or other expectations about our business, our stock price could decline in value.

As part of our revenue recognition policy, our estimates of product returns, rebates and chargebacks, fees and other discounts require subjective and complex judgments due to the need to make estimates about matters that are inherently uncertain. The same estimates will need to be made for Makena sales since much of Lumara Health’s business provides for discounts, fees, rebates and chargebacks, in particular, since a significant amount of Makena sales are to Medicaid patients. Any significant differences between our actual results and our estimates could materially affect our financial position and results of operations.

In addition, to determine the required quantities of Feraheme and Makena and their related manufacturing schedules, we also need to make significant judgments and estimates based on inventory levels, current market trends, anticipated sales, forecasts and other factors. Because of the inherent nature of estimates, there could be significant differences between our estimates and the actual amount of product need. For example, the level of our access to wholesaler and distributor inventory levels and sales data in the U.S., which varies based on the wholesaler, distributor, clinic or hospital, affects our ability to accurately estimate certain reserves included in our financial statements. Any difference between our estimates and the actual amount of product demand could result in unmet demand or excess inventory, each of which would adversely impact our financial results and results of operations.

Our stock price has been and may continue to be volatile, and your investment in our stock could decline in value or fluctuate significantly, including as a result of analysts’ activities.

The market price of our common stock has been, and may continue to be, volatile, and your investment in our stock could decline in value or fluctuate significantly. Our stock price has ranged between $16.49 and $48.50 in the fifty-two week period through February 4, 2015. The stock market has from time to time experienced extreme price and volume fluctuations, particularly in the biotechnology and pharmaceuticals sectors, which have often been unrelated to the operating performance of particular companies. Various factors and events, including the factors and events described in these Risk Factors, many of which are beyond our control, may have a significant impact on the market price of our common stock. Our stock price could also be subject to fluctuations as a result of general market conditions, shareholder activism and attempts to disrupt our strategy by activist investors or sales of large blocks of our common stock or the dilutive effect of our Convertible Notes or any other equity or equity-linked financings or alternative strategic arrangements.

In addition, the trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us and our business. As of February 4, 2015, five financial analysts publish reports about us and our business. We do not control these or any other analysts. Furthermore, there are many large, well-established, publicly traded companies active in our industry and market, which may mean that it is less likely that we will receive widespread analyst coverage. In addition, our future operating results are subject to substantial uncertainty, and our stock price could decline significantly if we fail to meet or exceed analysts’ forecasts and expectations. If any of the analysts who cover us downgrade our stock, lower their price target or issue commentary or observations about us or our stock that are perceived by the market as negative, our stock price would likely decline rapidly. In addition, if these analysts cease coverage of our company, we could lose visibility in the market, which in turn could also cause our stock price to decline.

There is a potential market overhang that could depress the value of our common stock, and future sales of our common stock could put a downward pressure on the price of our shares and could have a material adverse effect on the price of our shares.

In connection with the Lumara Agreement, we issued approximately 3.2 million shares of newly issued common stock to former Lumara Health shareholders. Upon the demand of a certain number or percentage of Lumara Health shareholders, we have agreed to file a registration statement to register the disposition of the shares of our common stock issued to such shareholders. In accordance with the Lumara Agreement, on February 10, 2015, we filed a registration statement on Form S-3 to register the resale of approximately 1.6 million shares of such common stock. Furthermore, upon the expiration of a contractual lock-up period, the remainder (approximately 1.6 million shares) of the common stock issued to former Lumara Health shareholders can be sold.  If these shares are sold, or if other  existing stockholders or our officers or directors sell, or indicate an intention to sell (which may include sales pursuant to written plans for trading shares in reliance on Rule 10b5-1 under the Securities Act of 1933), substantial amounts of our common stock in the public market, the market price of our common stock could decline.

If we identify a material weakness in our internal controls over financial reporting, our ability to meet our reporting obligations and the trading price of our stock could be negatively affected.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Accordingly, a material weakness increases the risk that the financial information we report contains material errors.

We regularly review and update our internal controls, disclosure controls and procedures, and corporate governance policies. In addition, we are required under the Sarbanes-Oxley Act of 2002 to report annually on our internal control over financial reporting. Any system of internal controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. If we, or our independent registered public accounting firm, determine that our internal controls over our financial reporting are not effective, or we discover areas that need improvement in the future, or we experience high turnover of our personnel in our financial reporting functions, these shortcomings could have an adverse effect on our business and financial results, and the price of our common stock could be negatively affected.

If we cannot conclude that we have effective internal control over our financial reporting, or if our independent registered public accounting firm is unable to provide an unqualified opinion regarding the effectiveness of our internal control over financial reporting, investors could lose confidence in the reliability of our financial statements, which could lead to a decline in our stock price. Because Lumara Health had been a private company, it has not been required to comply with the Sarbanes-Oxley Act of 2002. As such, we are in the process of integrating Lumara Health related controls into our current control environment. Failure to comply with reporting requirements could subject us to sanctions and/or investigations by the SEC, NASDAQ or other regulatory authorities.

Our shareholder rights plan, certain provisions in our charter and by-laws, certain provisions of our Convertible Notes, certain contractual relationships and certain Delaware law provisions could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove the current members of our Board.

We have a shareholder rights plan, the provisions of which are intended to protect our net operating loss and tax credit carryforwards and which functions to deter a hostile takeover by making any proposed hostile acquisition of us more expensive and less desirable to a potential acquirer by enabling our stockholders (other than the potential hostile acquiror) to purchase significant amounts of additional shares of our common stock at dilutive prices. The rights issued pursuant to our shareholder rights plan, as amended in September 2014, become exercisable generally upon the earlier of 10 days after a person or group acquires 4.99% or more of our outstanding common stock or 10 business days after the announcement by a person or group of an intention to acquire 4.99% of our outstanding common stock via tender offer or similar transaction. The shareholder rights plan could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then-current prices.

In addition, certain provisions in our certificate of incorporation and our by-laws may discourage, delay or prevent a change of control or takeover attempt of our company by a third-party as well as substantially impede the ability of our stockholders to benefit from a change of control or effect a change in management and our Board of Directors (our “Board”). These provisions include:

•                  the ability of our Board to increase or decrease the size of the Board without stockholder approval;

•                  advance notice requirements for the nomination of candidates for election to our Board and for proposals to be brought before our annual meeting of stockholders;

•                  the authority of our Board to designate the terms of and issue new series of preferred stock without stockholder approval;

•                  non-cumulative voting for directors; and

•                  limitations on the ability of our stockholders to call special meetings of stockholders.

As a Delaware corporation, we are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”), which prevents us from engaging in any business combination with any “interested stockholder,” which is defined generally as a person that acquires 15% or more of a corporation’s outstanding voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the manner prescribed in Section 203. These provisions could have the effect of delaying or preventing a change of control, whether or not it is desired by, or beneficial to, our stockholders.

In addition to the above factors, an acquisition of our company could be made more difficult by employment agreements we have in place with our executive officers, as well as a company-wide change of control policy, which provide for severance benefits as well as the full acceleration of vesting of any outstanding options or restricted stock units in the event of a change of control and subsequent termination of employment. Further, our Third Amended and Restated 2007 Equity Incentive Plan generally permits our Board to provide for the acceleration of vesting of options granted under that plan in the event of certain transactions that result in a change of control.

Furthermore, holders of the Convertible Notes have the right to require us to repurchase their notes at a price equal to 100% of the principal amount thereof and the conversion rate for the Convertible Notes may be increased as described in the indenture, in each case, upon the occurrence of certain change of control transactions. Additionally, upon certain change of control transactions, the offsetting convertible bond hedge and warrant transactions that we entered into at the time we issued the Convertible Notes may be exercised and/or terminated early. Upon any such exercise and/or early termination, the proceeds we receive upon the exercise of the convertible bond hedge transactions may prove to be significantly lower than the amounts we would be required to pay upon termination of the warrant transactions. These features of the Convertible Notes and the convertible bond hedge and warrants, including the financial implications of any renegotiation of the above-mentioned provisions, could have the effect of preventing a change of control, whether or not it is desired by, or beneficial to, our stockholders, or may result in the acquisition of us being on terms less favorable to our stockholders than it would otherwise be.